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        EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

Earnings per share computations assumes the exercise of stock warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period. Under the treasury stock method of computing earnings per share, the number of shares of treasury stock assumed repurchased is limited to 20% of common stock outstanding, with the remaining shares assumed to be newly issued and with the excess proceeds assumed to have reduced long-term borrowings outstanding for the periods.

 EARNINGS PER SHARE FOR THE PERIOD ENDED JUNE 30, 1995
 -----------------------------------------------------
                                                                         Three Months     Six Months
 Application of assumed proceeds ($4,716,633 and $4,738,633):
   Toward repurchase of outstanding common shares at
     June 30, 1995 market price of $6.06 and $6.28 per share             $ 4,716,633      $ 4,738,633
   Reduction of borrowings under line of credit                                    0                0
                                                                         -----------      -----------
                                                                         $ 4,716,633      $ 4,738,633
                                                                         ===========      ===========
 Adjustments of net income:
   Actual net income                                                     $ 1,602,189      $ 2,613,338
   Interest expense reduction                                                      0                0
                                                                         -----------      -----------
   Adjusted net income (A)                                               $ 1,602,189      $ 2,613,338
                                                                         ===========      ===========

 Adjustment of shares outstanding:
   Actual outstanding                                                      4,968,200        4,956,362
   Net additional shares issuable (3,414,461-777,937 and
   3,427,683-757,777)                                                      2,636,524        2,669,906
                                                                         -----------      -----------
   Adjusted shares outstanding (B)                                         7,604,724        7,626,268
                                                                         ===========      ===========

 Net income per common share (A) divided by (B)                          $      0.21      $      0.34
                                                                         ===========      ===========

 EARNINGS PER SHARE FOR THE PERIOD ENDED JUNE 30, 1994
 -----------------------------------------------------
                                                                         Three Months     Six Months
 Application of assumed proceeds ($4,771,314 and $4,793,285):
   Toward repurchase of outstanding common shares at
     June 30, 1994 market price of $5.42 and $5.87 per share             $ 4,771,314      $ 4,793,285
   Reduction of borrowings under line of credit                                    0                0
                                                                         -----------      -----------
                                                                         $ 4,771,314      $ 4,793,285
                                                                         ===========      ===========
 Adjustments of net income:
   Actual net income                                                     $ 1,198,074      $ 1,956,667
   Interest expense reduction                                                      0                0
                                                                         -----------      -----------
   Adjusted net income (A)                                               $ 1,198,074      $ 1,956,667
                                                                         ===========      ===========

 Adjustment of shares outstanding:
   Actual outstanding                                                      4,919,188        4,910,675
   Net additional shares issuable (3,453,869-880,316 and
   3,463,120-816,573)                                                      2,573,553        2,646,547
                                                                         -----------      -----------
   Adjusted shares outstanding (B)                                         7,492,741        7,557,222
                                                                         ===========      ===========

 Net income per common share (A) divided by (B)                          $      0.16      $      0.26
                                                                         ===========      ===========





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